EXHIBIT 10.1

Summary of Executive Compensation

Name and Principal Position	Bonus Amount (1)	Non-Equity Incentive Plan (2)	2007 Base Salary

Robert J. Glickman	$500,000	$—	$500,000
President and CEO
Randy P. Curtis	$320,000	$—	$250,000
Executive Vice President
Corus Bank, N.A.
Richard J. Koretz	$190,000	$—	$225,000
Senior Vice President
Corus Bank, N.A.
Michael G. Stein	$—	$1,367,886	$275,000
Executive Vice President
Corus Bank, N.A.
Tim H. Taylor	$345,000	$—	$336,000
Executive Vice President
and CFO

(1) Bonus amounts to be paid in December, 2006

(2) Non-Equity Incentive Plan Compensation is determined in accordance with the terms of the Corus Bank, N.A. Commission Program for Commercial Loan Officers.